EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in AXA's Registration Statement on Form S-8 dated August 9, 2007 of our report dated
June 20, 2007 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is incorporated on page F-1 of AXA's Annual Report on Form 20-F for the year ended December 31, 2006.

                                                PricewaterhouseCoopers Audit

                                                By: /s/ Michael P. Nelligan
                                                    ----------------------------
                                                    Michael P. Nelligan
                                                    Paris, France
                                                    August 8, 2007